Exhibit 23.2
                             Batcher & Zarcone, LLP
                           4190 Bonita Road, Suite 205
                                Bonita, CA 91902
                              Phone (619) 475-7882
                              Fax   (619) 789-6262


December 22, 2004

U.S. Securities and Exchange Commission
450 Fifth Avenue, NW
Washington, DC 20549

Re:      Consent To Use Opinion - Boss Minerals, Inc.

Dear Sir or Madam:

         I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of my legal opinion dated December 22, 2004 as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                                     Sincerely,
                                                     BATCHER & ZARCONE, LLP

                                                         / s /

                                                     Karen A. Batcher, Esq.

Cc: Client